Exhibit 99

FOR IMMEDIATE RELEASE

3M Declares Quarterly Dividend

Share Repurchase Authorization Increased for Q4 2004 and Full-Year 2005

ST. PAUL, Minn. – Nov. 8, 2004 – 3M (NYSE:MMM) today announced a quarterly dividend of 36 cents ($0.36) per share, payable Dec. 12, 2004, to shareholders of record on Nov. 19, 2004. This is the 353rd consecutive quarterly dividend on 3M stock.

3M’s Board of Directors also authorized the repurchase of an additional $200 million of the company’s stock this year. This increases the total repurchase authorization to $1.7 billion for calendar year 2004. Of that $1.7 billion, more than $500 million remains for share buybacks in the fourth quarter. The Board also increased the annual share repurchase authorization to $2 billion between Jan. 1, 2005, and Jan. 31, 2006. As in prior years, reacquired shares will be used to support the company’s stock-based employee compensation plans and for other corporate purposes.

“Over the past several years, 3M’s focus on driving growth and operational excellence through our corporate initiatives has produced outstanding earnings growth, cash flow and a superior return on capital.” said James McNerney, Jr., chairman of the board and CEO. “Including our 2004 expectation, we have grown earnings at a compound annual rate approaching 20 percent over the last three years. This increase in the stock buyback authorization further demonstrates our strong balance sheet, the strength of the 3M business model and confidence in our ability to deliver significant growth in the future,” he said.

As of Sept. 30, the company had 778,533,778 common shares outstanding and 127,296 shareholders of record.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the Company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) foreign currency exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) the availability and cost of purchased components and materials, including oil-derived compounds; (5) 3M’s ability to successfully integrate and obtain the anticipated synergies from acquisitions and strategic alliances; (6) 3M’s ability to implement its corporate initiatives effectively; and (7) legal proceedings, including the outcome of and information derived from pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and its subsequent periodic reports on Forms 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this

About 3M – A Global, Diversified Technology Company

Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the company’s 67,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

Investor Contacts:

Mark Colin, 3M

(651) 733-8206

Bruce Jermeland, 3M

(651) 733-1807

Media Contact:

John Cornwell, 3M

(651) 733-7698

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000